Exhibit T3A.2.29

CERTIFICATE OF FORMATION

OF

NAME RITE MERGER COMPANY, L.L.C.

1.             The name of the limited liability company is Name Rite Merger Company, L.L.C.

2.             The address of its registered office in the State of Delaware is 1209 Orange Street. in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust, Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Name Rite Merger Company, L.L.C., this 21st day of January, 1998.

THRIFTY PAYLESS, INC., Member

/s/ Elliot S. Gerson
By: Elliot S. Gerson
Title:	[illegible]

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 01/21/1998
981025949 – 2849387

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:28 PM 02/26/1998
981077302 – 2849387

CERTIFICATE OF MERGER

OF

NAME RITE, INC.
(A Delaware corporation)

WITH AND INTO

NAME RITE MERGER COMPANY, L.L.C.

(A Delaware limited liability company)

Pursuant to Section 103 and Section 264(c)
of the General Corporation Law of the State of Delaware and
Section 18-209 of the Delaware Limited Liability Company Act

Name Rite, Inc. a Delaware corporation which desires to merge with Name Rite Merger Company, L.L.C., a Delaware limited liability company, pursuant to the provisions of Section 264(c) of the General Corporation Law of the state of Delaware (the “Merger”), hereby certifies as follows:

FIRST:          The names and state of organization of each of the constituent entities in the Merger (the “Constituent Entities”) are as follows:

Name of Entity	State of Organization

Name Rite, Inc.	Delaware

Name Rite Merger Company, L.L.C.	Delaware

SECOND:      An Agreement and Plan of Merger between the Constituent Entities has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 264(c) of the General Corporation Law of the State of Delaware and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD:         The surviving company shall be Name Rite Merger Company, L.L.C., a Delaware limited liability company (the “Surviving Company”), which shall change its name to Name Rite, L.L.C.

FOURTH:     The Certificate of Formation of Name Rite Merger Company, L.L.C., as in effect immediately prior to the filing of this Certificate of Merger, shall be the Certificate of Formation of the Surviving Company except that Article FIRST shall be amended to read as follows:

1. The name of the limited liability company is Name Rite, L.L.C.

FIFTH:          The executed Agreement and Plan of Merger is on file at 30 Hunter Lane, Camp Hill, PA 17011

SIXTH:         A copy of the executed Agreement and Plan of Merger will be furnished by the Surviving Company, on request and without cost, to any holder of an equity interest in either of the Constituent Entities.

SEVENTH:   This Certificate of Merger shall become effective at 11.50 p.m. on February 28, 1998.

* * *

IN WITNESS WHEREOF, Name Rite Merger Company, L.L.C. has caused this Certificate of Merger to be signed as of this 25th day of February, 1998.

NAME RITE MERGER COMPANY, L.L.C.
a Delaware limited liability company

By:	/s/ Elliot S. Gerson
Name: Elliot S. Gerson
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:29 PM 02/26/1998
981077316 – 2849387

CERTIFICATE OF MERGER

OF

VALERIE CORPORATION
(a Delaware corporation)

WITH AND INTO

NAME RITE, L.L.C.
(A Delaware limited liability company)

Pursuant to Section 103 and Section 264(c)
of the General Corporation Law of the State of Delaware and
Section 18-209 of the Delaware Limited Liability Company Act

Valerie Corporation, a Delaware corporation, which desires to merge with and into Name Rite, L.L.C., a Delaware limited liability company, pursuant to the provisions of Section 264(c) of the General Corporation Law of the state of Delaware (the “Merger”), hereby certifies as follows:

FIRST:          The names and state of organization of each of the constituent entities in the Merger (the “Constituent Entities”) are as follows:

Name of Entity	State of Organization

Valerie Corporation	Delaware

Name Rite, L.L.C.	Delaware

SECOND:     An Agreement and Plan of Merger between the Constituent Entities has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 264(c) of the General Corporation Law of the State of Delaware and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD:         The surviving company shall be Name Rite, L.L.C., a Delaware limited liability company (the “Surviving Company”).

FIFTH:          The executed Agreement and Plan of Merger is on file at 30 Hunter Lane, Camp Hill, PA 17011.

SIXTH:         A copy of the executed Agreement and Plan of Merger will be furnished by the Surviving Company, on request and without cost, to any holder of an equity interest in any of the Constituent Entities.

SEVENTH:   That this Certificate of Merger shall become effective at 11:55 p.m. on February 28, 1998.

* * *

IN WITNESS WHEREOF, Name Rite, L.L.C. has caused this Certificate of Merger to be signed as of this 25th day of February, I 998.

NAME RITE, L.L.C.
a Delaware limited liability company

By:	/s/ Elliot S. Gerson
Name: Elliot S. Gerson
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 02/26/1998
981077317 – 2849387

CERTIFICATE OF MERGER

OF

RAFS, INC.
(a Delaware corporation)

WITH AND INTO

NAME RITE, L.L.C.
(A Delaware limited liability company)

Pursuant to Section 103 and Section 264(c)
of the General Corporation Law of the State of Delaware and
Section 18-209 of the Delaware Limited Liability Company Act

RAFS, Inc., a Delaware corporation which desires to merge with and into Name Rite, L.L.C., a Delaware limited liability company, pursuant to the provisions of Section 264(c) of the General Corporation Law of the state of Delaware (the “Merger”), hereby certifies as follows:

FIRST:          The names and state of organization of each of the constituent entities in the Merger (the “Constituent Entities”) are as follows:

Name of Entity	State of Organization

RAFS, Inc.	Delaware

Name Rite, L.L.C.	Delaware

SECOND:     An Agreement and Plan of Merger between the Constituent Entities has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with the requirements of Section 264(c) of the General Corporation Law of the State of Delaware and Section 18-209 of the Delaware Limited Liability Company Act.

THIRD:         The surviving company shall be Name Rite, L.L.C., a Delaware limited liability company (the “Surviving Company”),

FOURTH:     The Certificate of Formation of Name Rite, L.L.C., as in effect immediately prior to the filing of this Certificate of Merger, shall be the Certificate of Formation of the Surviving Company.

FIFTH:          The executed Agreement and Plan of Merger is on file at 30 Hunter Lane, Camp Hill, PA 17011.

SIXTH:         A copy of the executed Agreement and Plan of Merger will be furnished by the Surviving Company, on request and without cost, to any holder of an equity interest in any of the Constituent Entities.

SEVENTH:   That this Certificate of Merger shall become effective at 11:56 p.m. on February 28, 1998.

* * *

IN WITNESS WHEREOF, Name Rite, L.L.C. has caused this Certificate of Merger to be signed as of this 25th day of February 1998.

NAME RITE, L.L.C.
a Delaware limited liability company

By:	/s/ Elliot S. Gerson·
Name: Elliot S. Gerson
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 02/19/2004
FILED 11:00 AM 02/19/2004
SRV 040119571 – 2849387 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER
OF

RITE AID FUNDING LLC
INTO
NAME RITE, L.L.C.

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

FIRST:          The name of the surviving Limited Liability Company is NAME RITE, L.L.C., a Delaware Limited Liability Company.

SECOND:     The name of the Limited Liability Company being merged into this surviving Limited Liability Company is RITE AID FUNDING LLC. The jurisdiction in which this Limited Liability Company was formed is the State of California.

THIRD:         The Agreement of Merger has been approved and executed by both Limited Liability Companies.

FOURTH:     The name of the surviving Limited Liability Company is NAME RITE, L.L.C.

FIFTH:          The executed Agreement of Merger is on file at 30 Hunter Lane, Camp Hill, Pennsylvania, 17011, the principal place of business of the surviving Limited Liability Company.

SIXTH:         A copy of the Agreement of Merger will be furnished by the surviving Limited Liability Company on request, without cost, to any member of the Limited Liability Company or any person holding an interest in any other business entity which is to merge or consolidate.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized person on this 16 day of February, 2004.

By:	/s/ Robert B. Sari
Robert B. Sari
Authorized Officer